Exhibit 99.3

UNAUDITED PRO FORMA COMBINED

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On June 16, 2010, Savvis, Inc. (Savvis or the Company) completed its acquisition of Fusepoint Inc. (Fusepoint), a portfolio company of M/C Venture Partners, pursuant to the Agreement and Plan of Merger (the Merger Agreement) dated May 28, 2010. Pursuant to the Merger Agreement, Savvis acquired Fusepoint for $121.0 million in cash, after adjustment for estimated working capital and debt levels. The $121.0 million in cash was partially funded by the Consent and Amendment Nos. 7 and 8 to Amended and Restated Credit Agreement between Savvis and Wells Fargo Capital Finance, LLC (the Amended Credit Agreements), dated May 28, 2010 and June 16, 2010, respectively. For further information on the Merger Agreement and the Amended Credit Agreements, please see Exhibits 2.1 and 10.1 included in the Company’s Current Report on Form 8-K, as filed with the U.S. Securities and Exchange Commission (SEC) on June 1, 2010, and Exhibit 10.1 included in the Company’s Current Report on Form 8-K, as filed with the SEC on June 17, 2010, respectively.

The merger will be accounted for using the acquisition method of accounting, with Savvis identified as the acquirer. Under the acquisition method of accounting, the Company will record all assets acquired and liabilities assumed at their respective acquisition-date fair values. The excess purchase price over the amounts assigned to tangible or intangible assets acquired and liabilities assumed is recognized as goodwill. For further information regarding purchase price allocation, please see Note 2 of Notes to Unaudited Pro Forma Combined Condensed Consolidated Financial Statements.

The following unaudited pro forma combined condensed consolidated balance sheet as of March 31, 2010 and the unaudited pro forma combined condensed consolidated statements of operations for the three months ended March 31, 2010 and the fiscal year ended December 31, 2009 are based on the historical financial statements of Savvis and Fusepoint after giving effect to the acquisition of Fusepoint by Savvis and the debt assumed by Savvis to finance the acquisition, and after applying the assumptions and adjustments described in the accompanying notes to the unaudited pro forma combined condensed consolidated financial statements. These unaudited pro forma combined condensed consolidated financial statements should be read in conjunction with the historical consolidated financial statements for Savvis included in its Annual Report on Form 10-K and Quarterly Report on Form 10-Q as filed with the SEC on March 5, 2010 and May 6, 2010, respectively, along with the consolidated financial statements of Fusepoint included as Exhibits 99.1 and 99.2 in this Current Report on Form 8-K/A.

UNAUDITED PRO FORMA COMBINED

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF MARCH 31, 2010

(in thousands)

	Historical		Pro Forma
	Savvis	Fusepoint	Adjustments		Combined
ASSETS
Current Assets:
Cash and cash equivalents	$145,928	$8,492	$(13,526	)(a)	$140,894
Trade accounts receivable, net	51,823	3,993	—		55,816
Prepaid expenses and other current assets	27,686	1,343	(180	)(b)	28,849

Total Current Assets	225,437	13,828	(13,706)		225,559

Property and equipment, net	792,376	15,228	—		807,604
Goodwill	—	1,845	94,799	(c)	96,644
Other non-current assets	12,893	5,941	1,436	(d)	20,270

Total Assets	$1,030,706	$36,842	$82,529		$1,150,077

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Payables and other trade accruals	$59,742	$902	$—		$60,644
Current portion of long-term debt and lease obligations	18,385	3,305	(812	)(e)	20,878
Other current accrued liabilities	68,965	3,299	(1,834	)(f)	70,430

Total Current Liabilities	147,092	7,506	(2,646)		151,952

Long-term debt, net of current portion	374,551	—	110,000	(g)	484,551
Capital and financing method lease obligations, net	221,211	12,666	(8,155	)(h)	225,722
Other non-current accrued liabilities	79,407	1,615	(1,615	)(i)	79,407

Total Liabilities	822,261	21,787	97,584		941,632

Stockholders’ Equity:
Preferred stock	—	42,549	(42,549	)(j)	—
Common stock	552	10,574	(10,574	)(j)	552
Additional paid-in capital	875,112	626	(626	)(j)	875,112
Accumulated deficit	(645,778)	(38,694)	38,694	(j)	(645,778)
Accumulated other comprehensive loss	(21,441)	—	—		(21,441)

Total Stockholders’ Equity	208,445	15,055	(15,055)		208,445

Total Liabilities and Stockholders’ Equity	$1,030,706	$36,842	$82,529		$1,150,077

The accompanying notes are an integral part of these unaudited pro forma combined condensed consolidated financial statements.

UNAUDITED PRO FORMA COMBINED

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2010

(in thousands, except per share data)

	Historical		Pro Forma
	Savvis	Fusepoint	Adjustments	Combined

Revenue	$216,587	$11,829	$—	$228,416
Operating Expenses:
Cost of revenue (1)	119,368	6,517	207 (k)	126,092
Sales, general, and administrative expenses (1)	51,719	2, 634	—	54,353
Depreciation, amortization, and accretion	40,737	1,332	—	42,069

Total Operating Expenses	211,824	10,483	207	222,514

Income from Operations	4,763	1,346	(207)	5,902
Other (income) and expense	15,757	179	358 (l)	16,294

Income (Loss) before Income Taxes	(10,994)	1,167	(565)	(10,392)
Income tax (benefit) expense	355	76	—	431

Net Income (Loss)	$(11,349)	$1,091	$(565)	$(10,823)

Net Income (Loss) per Common Share
Basic	$(0.21)			$(0.20)

Diluted	$(0.21)			$(0.20)

Weighted-Average Common Shares Outstanding
Basic	54,494			54,494

Diluted	54,494			54,494

(1)	Excludes depreciation, amortization, and accretion, which is reported separately.

The accompanying notes are an integral part of these unaudited pro forma combined condensed consolidated financial statements.

UNAUDITED PRO FORMA COMBINED

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2009

(in thousands, except per share data)

	Historical		Pro Forma
	Savvis	Fusepoint	Adjustments	Combined

Revenue	$874,414	$41,546	$—	$915,960
Operating Expenses:
Cost of revenue (1)	480,335	22,772	803 (k)	503,910
Sales, general, and administrative expenses (1)	203,158	8,582	—	211,740
Depreciation, amortization, and accretion	150,854	5,927	—	156,781

Total Operating Expenses	834,347	37,281	803	872,431

Income from Operations	40,067	4,265	(803)	43,529
Other (income) and expense	58,184	721	1,433 (l)	60,338

Income (Loss) before Income Taxes	(18,117)	3,544	(2,236)	(16,809)
Income tax (benefit) expense	2,729	(1,859)	—	870

Net Income (Loss)	$(20,846)	$5,403	$(2,236)	$(17,679)

Net Income (Loss) per Common Share
Basic	$(0.39)			$(0.33)

Diluted	$(0.39)			$(0.33)

Weighted-Average Common Shares Outstanding
Basic	53,786			53,786

Diluted	53,786			53,786

(1)	Excludes depreciation, amortization, and accretion, which is reported separately.

The accompanying notes are an integral part of these unaudited pro forma combined condensed consolidated financial statements.

NOTES TO UNAUDITED PRO FORMA

COMBINED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except per share data and where indicated)

NOTE 1 – BASIS OF PRO FORMA PRESENTATION

The preceding unaudited pro forma combined condensed consolidated financial statements and the following related notes thereto combine the historical condensed consolidated financial statements of Savvis and of Fusepoint. The unaudited pro forma combined condensed consolidated balance sheet as of March 31, 2010 gives effect to the acquisition as though it occurred on March 31, 2010. The unaudited pro forma combined condensed consolidated statements of operations for the three months ended March 31, 2010 and the twelve months ended December 31, 2009 give effect to the acquisition as though it occurred on January 1, 2009.

The unaudited pro forma combined condensed consolidated financial statements reflect the $121.0 million cash consideration paid by Savvis to M/C Venture Partners for the acquisition of Fusepoint, which was subject to adjustment based upon the level of net working capital and debt transferred to Savvis at closing. At the closing, $12.5 million of the purchase price was placed in escrow for possible application against this working capital adjustment, certain tax liabilities, and indemnification claims that may be made in the first year following closing. Savvis funded the acquisition through available cash on hand and the incurrence of additional debt, pursuant to the Amended Credit Agreements. Savvis and Fusepoint incurred no acquisition related costs during the three months ended March 31, 2010 The unaudited pro forma combined condensed consolidated financial statements do not reflect the ongoing cost savings that Savvis expects to achieve as a result of the acquisition.

As of the date of this Current Report on Form 8-K/A, the Company, through a third party, had not completed the valuation analysis and calculations necessary to arrive at the final estimates of the fair market value of the Fusepoint assets acquired and liabilities assumed. As such, the assets and liabilities are presented at their respective carrying amounts and should be treated as preliminary values. The final allocations of acquisition consideration and their effects on the results of operations may differ materially from the estimated allocations presented in the unaudited pro forma combined condensed consolidated financial statements included herein.

NOTE 2 – PRELIMINARY PURCHASE PRICE ALLOCATION

The following presents the preliminary purchase price, which is subject to adjustment based upon the difference of the estimated net working capital and debt transferred pursuant to the Merger Agreement and the actual amount of net working capital and debt transferred on the date of closing.

Aggregate cash purchase price for the acquisition	$124,500
Estimated working capital adjustment	(3,531)

Total estimated purchase price	$120,969

Of the $121.0 million total estimated purchase price, $110.0 million was funded through the incurrence of additional debt and the remaining $11.0 million through available cash on hand. The additional debt was available through the utilization of increased borrowing capacity under the Company’s existing revolving credit facility.

The following presents the preliminary purchase price allocation and estimated goodwill based on historical book values of the acquired assets and assumed liabilities of Fusepoint as of March 31, 2010. Actual fair values will be based on the final valuation analysis and may differ from those shown below. The changes in the purchase price allocation and estimated goodwill based on the final valuation may include changes in (1) historical carrying values of property, plant and equipment, (2) allocations to intangible assets such as trade names, customer lists and customer contracts, (3) changes to fair values of lease agreements, and (4) other changes to assets and liabilities.

Current assets	$13,648
Noncurrent assets	20,048

Total assets acquired	33,696

Liabilities assumed	(9,371)

Net assets acquired	24,325

Less: acquisition consideration	(120,969)

Estimated goodwill	$96,644

NOTE 3 – PRO FORMA ADJUSTMENTS

The unaudited pro forma combined condensed consolidated financial statements reflect the following pro forma adjustments:

(a) Adjustments to cash and cash equivalents:

Cash portion of estimated purchase price	$(10,969)
Deferred financing costs related to incurrence of debt	(2,557)

$(13,526)

(b) Adjustment to prepaid expenses and other current assets removes $0.2 million in current deferred costs on Fusepoint’s books as of March 31, 2010.

(c) Adjustment to goodwill removes $1.8 million of existing goodwill on Fusepoint’s books as of March 31, 2010, and records $96.6 million estimated goodwill assumed as a result of the acquisition.

(d) Adjustment to other non-current assets records $2.6 million of deferred financing costs incurred in relation to the incurrence of additional debt to finance the acquisition, removes $0.4 million of intangible assets and removes $0.7 million of non-current deferred costs on Fusepoint’s books as of March 31, 2010.

(e) Adjustment to current portion of long-term debt and lease obligations removes $0.8 million representing the current portion of a deferred gain related to the sale-leaseback of property on Fusepoint’s books as of March 31, 2010.

(f) Adjustment to other current accrued liabilities removes $0.8 million of deferred revenue from Fusepoint’s books as of March 31, 2010 and eliminates the $1.1 million deferred rent liability that existed due to straight-line rent expense.

(g) Adjustment to long-term debt of $110.0 million records the additional debt assumed to finance the acquisition.

(h) Adjustment to capital and financing method lease obligations, net removes Fusepoint’s $8.2 million long term portion of a deferred gain related to the sale-leaseback of property on Fusepoint’s books as of March 31, 2010.

(i) Adjustments to other non-current accrued liabilities:

Fusepoint deferred revenue as of March 31, 2010	$(978)
Fusepoint warrant liability as of March 31, 2010	(637)

$(1,615)

(j) Adjustments to stockholder’s equity remove Fusepoint’s historical equity balances.

(k) Adjustments to cost of revenue remove the recognition of the deferred gain related to the sale-leaseback of property of $0.2 million for the three months ended March 31, 2010 and $0.8 million for the year ended December 31, 2009.

(l) Adjustments to other (income) and expense record the amortization of deferred financing costs and additional quarterly financing fees of $0.4 million for the three months ended March 31, 2010 and $1.4 million for the year ended December 31, 2009 incurred by Savvis with the assumption of additional debt to finance the acquisition.